EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY
Name of Subsidiary	State of Country Under Laws of Which Organized
CoreLogic, Inc.	Delaware
2154638 ALBERTA LTD.	Alberta, Canada
a la mode technologies, LLC	Florida
A.C.N. 105 907 319 PTY LTD	Australia
A.C.N. 108 794 449 PTY LTD	Australia
ACN 108 719 197 PTY LTD	Australia
Appraisal Scope Inc.	Maryland
BMH ASIA PACIFIC PTY LTD	Australia
BNOTIONS INC.	Ontario, Canada
Breakaway Holdings, LLC	Virginia
BRENNAN PARTNERS TRUST	Australia
CDS Business Mapping, LLC	Connecticut
Clareity Security, LLC	Arizona
Clareity Ventures, Inc.	Arizona
Competent Software Private Limited*	India
Compunet Credit Services, LLC	Delaware
CONSOLE GROUP PTY LTD*	Australia
CORDELL INFORMATION PTY LTD	Australia
CoreLogic (India) Services Private Limited	India
Corelogic Acquisition Co. I, LLC	Delaware
Corelogic Acquisition Co. III, LLC	Delaware
Corelogic Acquisition Co. IV, LLC	Delaware
CoreLogic AG	Switzerland
CoreLogic Australia Holdings PTY Limited	Australia
CoreLogic Australia Pty Limited	Australia
CoreLogic Background Data, LLC	Delaware
CoreLogic Case-Shiller, LLC	Delaware
CoreLogic Commercial Real Estate Services, Inc.	Florida
CoreLogic Credco of Puerto Rico, LLC	Delaware
CoreLogic Credco, LLC	Delaware
CoreLogic Default Information Services, LLC	Florida
CoreLogic Dorado, LLC	California
CoreLogic Flood Services, LLC	Delaware
CoreLogic Holdings II, Inc.	Delaware
CoreLogic Holdings Limited	United Kingdom
CoreLogic Information Resources, LLC	Delaware
CoreLogic Investments Corporation	Cayman Islands
CORELOGIC NZ LIMITED	New Zealand
Corelogic Platinum Valuation Services, LLC	Delaware
CoreLogic Rental Property Solutions, LLC	Delaware
CORELOGIC SARL	France
Corelogic Screening Services, LLC	Delaware
CoreLogic Services, LLC	Delaware
CoreLogic Solutions Canada, ULC	British Columbia, Canada
CoreLogic Solutions Limited	United Kingdom
CoreLogic Solutions, LLC	California
Corelogic Spatial Solutions, LLC	Delaware

Corelogic Tax Collection Services, LLC	Delaware
CoreLogic Tax Services, LLC	Delaware
Corelogic Valuation Solutions, Inc.	California
CSAU PTY LTD	Australia
DataQuick Information Systems, Inc.	Delaware
Decision Insight Information Group (U.S.) I, Inc.	Delaware
Decision Insight Information Group (U.S.) III, LLC	Delaware
ECMK LIMITED	United Kingdom
Eqecat, Inc.	Delaware
ETECH SOLUTIONS LIMITED	United Kingdom
EVR SERVICES PTY LTD	Australia
Finiti Group, LLC	Delaware
Finiti Title Company of Alabama, LLC	Alabama
Finiti Title, LLC	Delaware
Finiti, LLC	Delaware
FNC BR Servicos em Tecnologia de Informacao LTDA.	Brazil
FNC Brazil Holding Company Inc.	Mississippi
FNC Brazil Inc.	Mississippi
FNC Holding Company, Inc.	Mississippi
FNC, INC.	Mississippi
FPSdirect, LLC	Delaware
Happy Home Buying, Ltd.	Cayman Islands
HEAU PTY LTD	Australia
HouseFax.com LLC*	Virginia
JACISA PTY. LTD	Australia
Leadclick Media, LLC	California
LISTEM AUSTRALIA PTY. LTD.	Australia
LOCALWISE PTY LTD.	Australia
Location Inc. Group Corporation*	Rhode Island
LogicEase Solutions Inc.*	California
MARSHALL & SWIFT/BOECKH (CANADA) LTD.	Canada
Marshall & Swift/Boeckh, LLC	Delaware
Mercury Network, LLC	Florida
MN Sponsor, Inc.	Delaware
Multifamily Community Insurance Agency, LLC	Delaware
MYRIAD DEVELOPMENT BE EOOD	Bulgaria
Myriad Development, Inc.	Texas
Myriad NHD, LLC	Delaware
MYRP.COM.AU PTY LTD	Australia
New Decision Insight Information Group (U.S.) III, Inc.	Delaware
ONTHEHOUSE.COM.AU PTY LTD.	Australia
OTH WEB & DATA GROUP PTY LTD	Queensland
Platinum Data Solutions, Inc.	California
PROPERTYWEB PTY LTD	Australia
REAL SOFT PTY LTD	Australia
REALTOR.COM.AU PTY LTD	Australia
RELS Management Company, LLC	Delaware
RELS Title Services, LLC	Delaware
RELS, LLC	Delaware
Residex Pty Ltd.	Australia

RP Data (H.K.) Limited	Hong Kong
RP DATA NEW ZEALAND LIMITED	New Zealand
RP DATA PTY LTD	Australia
RP DATA RADIO SHOW PTY. LTD	Australia
RP DATA VALUATION SERVICES PTY LTD	Australia
Symbility Solutions Corp.	Delaware
Symbility Solutions GmbH	Stuttgart
Symbility Solutions Inc.	Alberta, Canada
SYMBILITY SOLUTIONS LIMITED	England and Wales
Teletrack UK Limited	United Kingdom
Teletrack, LLC	Delaware
The Ad Network Pty Ltd.	Australia
VALEX GROUP PTY LTD	Australia
Valuation Exchange PTY Ltd.	Australia
Valuation Ventures, LLC	Delaware
ValuePad Limited Liability Company	Maryland

*Not wholly owned